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                                                            Exhibit 24(b)(11)(b)

                               CONSENT OF COUNSEL


     We hereby consent to use of our name and to the reference to our firm under the caption "Custodian, Auditors and Counsel" in the Statement of Additional Information that is included or incorporated by reference in Post-Effective Amendment No. 21 to the Registration Statement (No. 33-8398) on Form N-1A under the Securities Act of 1933, as amended, of The Kent Funds.
This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     /s/ DRINKER BIDDLE & REATH
                                     Drinker Biddle & Reath


Philadelphia, Pennsylvania
Date: February 14, 1997